EXHIBIT 10.8
LifeApps® Digital Media - Mobile App Agreement

LifeApps® Digital Media is focused on producing high level content in digital publications and mobile applications for the Health, Fitness and Sports Enthusiast market.

LifeApps® is entering into an agreement with Rachel Buehler (represented by Libero Sports) to be the Subject Matter Expert and spokesperson for a new Soccer specific tutorial app (The App).

The App

The App will feature written content, photos and video covering:
●	Soccer Basics
○	Description of the field
○	Description of the basic gear required
■	Cleats
■	The Kit
■	Ball
●	Basic Soccer Skills
●	Basic Soccer Drills

Creation of App

LifeApps® will work with Ms. Buehler to develop the final written content of The App and to choose the appropriate Skills and Drills to be featured in The App.

LifeApps® will schedule a production date with Ms. Buehler to photograph, and record video for the various segments of the app. Additionally LifeApps® will shoot promotional photography and video for the app to be used in marketing materials related to The App and associated LifeApps® properties for cross promotional purposes of LifeApps® products.

Development and Distribution of App

LifeApps® will incur all costs associated with the development of The App.

LifeApps® will distribute The App under the LifeApps® brand within the Apple iOS App Store. Pricing shall be set by LifeApps® and will be based upon current market trends and competitive pricing to similar existing apps in the marketplace.

LifeApps® may also enter into the Android Market with The App for Android. Distribution to Android devices may occur through several channels including Google Play, and Amazon App Store for Android.

Target release timeframe for The App is late Summer 2012 to capitalize on the start of the 2012-2013 Youth Soccer season in America and to coincide with Ms. Buehler’s participation in the Olympic Games.

To maintain interest and marketability of The App, LifeApps® will structure a series of updates to The App that will be pushed out to existing users to encourage continued use and to entice new users as LifeApps® sees need.

Compensation

Based on receipts from the various marketplaces, LifeApps® will issue quarterly compensation checks to Ms. Buehler.

Current market agreements attribute 30% of the sale price of mobile apps to the app store operators.

LifeApps® proposes splitting the remaining 70% of app sales with Ms. Buehler at a rate of 40% for LifeApps® and 30% for Ms. Buehler.

The breakdown of the sale shares is: 30% App Store / 40% LifeApps® / 30% Ms. Buehler

Additional Revenue Possibilities

The App is a potential avenue for “Sponsored” advertising avenues. Ms. Buehler and Libero Sports have existing relationships with corporations who may be interested in going into agreements to “Sponsor” The App.

An example of this would be product placement within The App. The advertiser’s products could be featured throughout The App by using their gear in the photography and videos within The App.

If Ms. Buehler and Libero Sports have interest in bringing a major sponsor onboard The App, LifeApps® proposes sharing 30% of the major sponsor payment with Ms. Buehler.

Future Distribution Avenues for Content

LifeApps® is continually growing into new areas of distribution of content. DVD, Game Console and Internet TV distribution models are all viable forms of delivery for content generated for The App and may represent enticing markets to pursue with modified product delivery of the LifeApps® content generated with Ms. Buehler.

LifeApps® will present such opportunities to repackage and deliver content through these channels to Ms. Buehler and Libero Sports should an opportunity to pursue these delivery methods arise. Separate compensation agreements would be negotiated for these avenues on a case by case basis.

Accepted by:

Signature:	Date:

Eddie Rock

Signature: /s/ Rachel Buehler	Date: May 17, 2012
Rachel Buehler

Signature:	Date:

/s/ Robert Gayman	April, 27, 2012
Robert Gayman - LifeApps® President 5752 Oberlin Dr. #101 San Diego, CA 92121 (858) 952-5715